Exhibit 23.1




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated March 20, 2002 and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form S-8.



                                      EHRHARDT, KEEFE, STEINER and HOTTMAN, P.C.
                                      CERTIFIED PUBLIC ACCOUNTANTS
                                         AND CONSULTANTS


Denver, Colorado
May 13, 2002